Exhibit 99.1

PERFORMANCE DRIVEN SUSTAINABLE DISTRIBUTIONS

Inland American
REAL ESTATE TRUST, INC.



# 2012 FULL YEAR FLASH REPORT

All Data as of Dec. 31, 2012

## PORTFOLIO SUMMARY

Total Assets Undepreciated....................$12.7 billion

Total Assets after Depreciation.............$10.8 billion

Total Cash.................................................$221 million

Year-to-Date FFO (a)..............................$477 million

Year-to-Date FFO per share...............................$0.54

Annualized Distribution Rate...............$0.50 a share

Current Annualized Distribution Rate (b)..........7.2%

Declared Distributions Since Inception...$2.4 billion

Number of Properties ..........................................794

Mortgage, Notes & Margin Payable.........$6.0 billion

Mortgage, Notes & Margin to Total Assets.........56%

(a) FFO is a non-GAAP financial measure. Please review our recently filed 10K for a reconciliation of the most direct comparable GAAP measure. (b) Yield based on $6.93 estimated share price

## LONG-TERM GOALS

1. Provide our stockholders with a sustainable monthly distribution while maintaining capital preservation

2. Tailoring, expanding, and perfecting our portfolio in 3 asset classes - Retail, Lodging and Student Housing

3. Position our portfolio for optimal stockholder liquidity, through multiple liquidity events

## 2012 COMPANY HIGHLIGHTS

- Acquired 13 properties totaling $727 million consisting of 7 hotel properties or 2,624 rooms, 3 retail properties and an outparcel totaling 554,026 sq. ft., and 2 student housing assets with 1,264 beds. No acquisitions fees were taken by any affiliates of the Inland American Business Manager for these transactions.

- Placed in service two student housing properties, University House at Central Florida (995 beds) and Arizona State University Polytechnic Student Housing (307 beds) for $65 million and $12 million, respectively.

- Continued to execute on our disposition strategy by selling 166 properties (143 bank branches, 2 industrial complexes, 4 apartment assets, 4 retail properties, and 13 limited service hotels) for a total of $604 million. No dispositions fees were taken by any affiliates of the Inland American Business Manager for these transactions.

## 2012 FY SAME-STORE NET OPERATING INCOME % CHANGE VS. 2011 FY


10%
5%
0%
1.5%
6.7%
0.1%
1.5%
9.2%
3.0%
Retail
Lodging
Office
Industrial
Multi-Family
Total

Retail $4.1B 37% Lodging $3.3B 29% Office $1.9B 17% Ind / Dist $1.0B 9% Apartments $0.5B 4% Student Housing $0.4B 4% Description: C:\Documents and Settings\mmiller\Desktop\INAMLOGOFINAL.jpgLodging Portfolio Andaz San Diego 159-room boutique luxury hotel managed by Hyatt. Purchased for $53 million. Located in vibrant Gaslamp Quarter. *Based on undepreciated (total investment) core asset values, which comprise 88% of Total Assets RETAIL PROPERTY OVERVIEW 585 Properties · 22.3 Million Square Feet The Retreat – North Carolina State University, Raleigh, N.C. Student Housing Portfolio • Average lease rollover for next 10 years is about 9 percent annually • Economic occupancy equals 93% for the portfolio • 150 multi-tenant properties comprise 89% of the leasable sq. ft. LODGING PROPERTY OVERVIEW 88 Properties · 16,345 Rooms • Average daily rate increased to $132 for the full year 2012, up 5.6% over last year as we execute our strategy to upgrade our portfolio. • 40% of beds in the portfolio are now upper upscale properties. Acquired in December 2012 for $40.6 million, the property contains 554 beds with premier amenities such as resort style swimming pools with movie screens, basketball courts, tanning beds, game rooms and sand volleyball courts. 42 Properties · 10.2 Million Square Feet OFFICE PROPERTY OVERVIEW • Economic occupancy equals 93% for the portfolio • 73% of the portfolio is single tenant with a 95% economic occupancy rate. CONTACT custserv@inland-investments.com 800.826.8228 www.inlandamerican.com This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license. INDUSTRIAL PROPERTY OVERVIEW • Economic occupancy equals 97% for the portfolio • Average lease rollover for the next ten years is about 7 percent • 53 Properties · 13.1 Million Square Feet MULTI-FAMILY PROPERTY OVERVIEW • Portfolio is 92% occupied. • Rent per unit for conventional apartment units grew 4.1% to $992 and rent per bed for student housing beds grew 1.8% to $680. 26 Properties · 5,311 Units / 5,212 Beds